Ibotta Reports Fourth Quarter and Full Year 2024 Financial Results

Grew full year 2024 revenue by 15% year-over-year to $367.3 million and non-GAAP revenue by 20%

Grew full year 2024 redemption revenue by 27% year-over-year to $308.8 million and non-GAAP redemption revenue by 34%

Generated full year 2024 net income of $68.7 million, representing net income as a percent of revenue of 19%, and Adjusted EBITDA of $112.2 million, representing a 31% Adjusted EBITDA margin

Generated full year 2024 cash from operating activities of $115.9 million and free cash flow of $105.7 million

DENVER, February 26, 2025 (Business Wire) -- Ibotta, Inc. (NYSE: IBTA), which operates the largest digital promotions network in North America, today announced financial results for the fourth quarter and full year ended December 31, 2024.

“2024 was a year of significant growth and change for Ibotta,” said Ibotta CEO and founder, Bryan Leach. “We completed our IPO on the New York Stock Exchange, added Family Dollar, AppCard, Schnucks and Instacart to the IPN, and grew our non-GAAP revenue by 20% all while expanding our adjusted EBITDA margins substantially. In 2025, we are focused both on executing against our near-term financial objectives while at the same time introducing major new innovations in measurement and targeting.”

Fourth Quarter 2024 Financial Highlights:

•Total revenue of $98.4 million, representing year-over-year decline of 1%. Excluding a one-time breakage benefit of $0.8 million in the fourth quarter of 2023, non-GAAP revenue growth was flat.
•Total redemption revenue of $82.4 million, an increase of 6% year-over-year. Excluding a one-time breakage benefit of $0.8 million in the fourth quarter of 2023, non-GAAP redemption revenue growth was 7%.
•During the quarter, the IPN had 17.2 million redeemers, compared to 13.6 million redeemers in the fourth quarter of 2023, an increase of 27% year-over-year. The primary driver of year-over-year growth was the launch of Instacart during the fourth quarter, like-for-like growth of Walmart’s audience, and the launch of Family Dollar in Q2.
•Increased redemptions to 94.6 million, compared to 93.9 million in the fourth quarter of 2023, an increase of 1% year-over-year.
•Generated net income of $76.2 million, representing net income as a percent of revenue of 77%, driven in part by a benefit from income taxes, and adjusted net income of $22.4 million, representing adjusted net income as a percent of revenue of 23%.

•Delivered Adjusted EBITDA of $27.8 million, representing an Adjusted EBITDA margin of 28%.
•Generated cash from operating activities of $22.0 million and free cash flow of $19.4 million.
•Repurchased 0.2 million shares for a total of $15.6 million at an average price per share of $64.12, exclusive of immaterial broker commissions.

Full Year 2024 Financial Highlights:

•Total revenue of $367.3 million, representing year-over-year growth of 15%. Excluding a one-time breakage benefit of $13.5 million in 2023, non-GAAP revenue growth was 20%.
•Total redemption revenue of $308.8 million, an increase of 27% year-over-year. Excluding a one-time D2C redemption revenue breakage benefit of $13.5 million in 2023, non-GAAP redemption revenue growth was 34%.
•The IPN averaged 14.7 million redeemers in 2024, compared to 8.2 million redeemers in 2023, an increase of 78% year-over-year. The primary driver of year-over-year growth was the expansion of the Walmart program to all Walmart customers with a Walmart.com account in the third quarter of 2023, the launch of Instacart during the fourth quarter of 2024, like-for-like growth of Walmart’s audience, and the launch of Family Dollar in Q2 2024.
•Increased redemptions to 344.1 million in 2024, compared to 256.2 million in 2023, an increase of 34% year-over-year.
•Generated net income of $68.7 million, representing net income as a percent of revenue of 19%, and adjusted net income of $89.0 million, representing adjusted net income as a percent of revenue of 24%.
•Delivered Adjusted EBITDA of $112.2 million, representing an Adjusted EBITDA margin of 31%.
•Generated cash from operating activities of $115.9 million and free cash flow of $105.7 million.
•Repurchased 0.5 million shares for a total of $31.2 million at an average price per share of $60.23, exclusive of immaterial broker commissions.

The following table summarizes the Company’s consolidated financial results for the quarters and fiscal years ended December 31, 2024 and 2023:

	Three months ended December 31,			Year ended December 31,
	2024	2023	% Change	2024	2023	% Change
	(in thousands, except per share figures and percentages)
GAAP Results
Redemption revenue	$82,399	$77,905	6%	$308,824	$243,886	27%
Revenue	$98,380	$99,674	(1)%	$367,254	$320,037	15%
Net income	$76,172	$18,646	309%	$68,742	$38,117	80%
Net income per share, diluted	$2.27	$0.69	229%	$2.56	$1.42	80%
Net income as a percent of revenue	77%	19%		19%	12%

Non-GAAP Results
Non-GAAP redemption revenue	$82,399	$77,058	7%	$308,824	$230,349	34%
Non-GAAP revenue	$98,380	$98,827	—%	$367,254	$306,500	20%
Adjusted EBITDA	$27,768	$32,981	(16)%	$112,220	$82,832	35%
Adjusted EBITDA margin	28%	33%		31%	26%
Adjusted net income	$22,372	$26,607	(16)%	$89,038	$63,187	41%
Adjusted net income per share, diluted	$0.67	$0.99	(32)%	$3.31	$2.35	41%

The following table summarizes the Company’s performance metrics for the quarters and fiscal years ended December 31, 2024 and 2023:

	Three months ended December 31,			Year ended December 31,
	2024	2023	% Change	2024	2023	% Change
	(in thousands, except per share figures and percentages)
Performance Metrics
Redemptions:
Direct-to-consumer redemptions	28,276	39,522	(28)%	116,095	144,556	(20)%
Third-party publisher redemptions	66,276	54,345	22%	228,004	111,641	104%
Total redemptions	94,552	93,867	1%	344,099	256,197	34%
Redeemers:
Direct-to-consumer redeemers	1,819	2,154	(16)%	1,864	2,040	(9)%
Third-party publisher redeemers	15,396	11,425	35%	12,809	6,192	107%
Total redeemers	17,215	13,579	27%	14,673	8,232	78%
Redemptions per redeemer:
Direct-to-consumer redemptions per redeemer	15.5	18.3	(15)%	62.3	70.9	(12)%
Third-party publisher redemptions per redeemer	4.3	4.8	(10)%	17.8	18.0	(1)%
Total redemptions per redeemer	5.5	6.9	(20)%	23.5	31.1	(24)%
Redemption revenue per redemption:
Direct-to-consumer redemption revenue per redemption	$1.07	$1.02	5%	$1.11	$1.13	(2)%
Third-party publisher redemption revenue per redemption	$0.79	$0.69	14%	$0.79	$0.72	10%
Total redemption revenue per redemption	$0.87	$0.83	5%	$0.90	$0.95	(5)%

Note that certain figures shown above may not recalculate due to rounding.

Full Year 2024 Business Highlights:

•Announced the appointment of Chris Riedy as Chief Revenue Officer beginning on January 13, 2025.
•During Q4, our offers became available on Instacart properties.
•Enabled digital offers at Schnuck Markets, Inc. (Schnucks) in Q3 and during Q4, integrated our offers with Schnucks’ electronic shelf labels. Ibotta and Schnucks began collaborating on research and development initiatives related to novel ways of delivering personalized savings to consumers.
•During Q2, launched the new and upgraded Family Dollar digital coupon program, which gives customers access to more national offers and an improved shopping experience.
•Also in Q2, enabled digital offers on AppCard, a leading personalized marketing and shopper analytics solution for independent grocers.
•Saw strong growth over the year in redeemers and redemptions from publishers that were live before the start of 2024.
•Subsequent to year-end, announced a multi-year partnership with DoorDash to provide DoorDash customers with access to Ibotta’s industry-leading catalog of digital offers.

Financial Guidance:

First quarter 2025 outlook summary:

•Revenue of $80 - $84 million, a year-over-year increase of 0% at the midpoint
•Adjusted EBITDA of $10 - $14 million, representing a margin of 15% at the midpoint.

Guidance for Adjusted EBITDA is earnings before interest (income) expense, net, provision for (benefit from) income tax, and depreciation and amortization, and excludes stock-based compensation, change in fair value of derivative, loss on debt extinguishment, restructuring charges, and other expense, net. We have not reconciled Adjusted EBITDA to GAAP net income for our guidance because we do not provide guidance on GAAP net income and would not be able to present the various reconciling cash and non-cash items between the GAAP and non-GAAP financial measures since certain items that impact these measures are uncertain or out of our control, or cannot be reasonably predicted, including share-based compensation expense, without unreasonable effort. The actual amounts of such reconciling items could have a significant impact on the Company's GAAP net income.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of non-GAAP revenue, non-GAAP redemption revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income as a percent of revenue, adjusted diluted net income per share and free cash flow that supplement the condensed financial statements of the Company prepared under generally accepted accounting principles (GAAP). The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please see the accompanying tables for reconciliations of these non-GAAP financial measures to their nearest GAAP equivalents.

Non-GAAP revenue and non-GAAP redemption revenue exclude the breakage benefit. Adjusted EBITDA is earnings before interest (income) expense, net, provision for (benefit from) income tax, and depreciation and amortization, and excludes stock-based compensation, change in fair value of derivative, loss on debt extinguishment, and other expense, net. Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percent of revenue. Adjusted net income excludes stock-based compensation, loss on debt extinguishment, change in fair value of derivative, and the related income tax effects. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments). Adjusted diluted net income per share is calculated as adjusted net income divided by diluted weighted average common shares outstanding. Free cash flow is defined as cash provided by operating activities, less additions to property and equipment and capitalization of software development costs.

The Company's management believes that these non-GAAP measures can assist investors in evaluating the Company's operational trends, financial performance, and cash-generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures versus their nearest GAAP equivalents. The Company’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. These non-GAAP measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, but are included solely for informational and comparative purposes. Non-GAAP financial measures are subject to limitations and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. In light of these limitations, management also reviews the specific items that are excluded from our non-GAAP measures, as well as trends in these items.

Fourth Quarter and Full Year 2024 Financial Results Webcast and Conference Call Details

When:	Wednesday, February 26, 2025 at 2:30 p.m. MT/ 4:30 p.m. ET
Webcast:	ir.ibotta.com

Key Business Terms and Notes

Ibotta Performance Network (IPN): An AI-enabled technology platform that allows CPG brands to deliver digital promotions to consumers via a network of publishers, in a coordinated fashion and on a fee-per-sale basis.

One-time Breakage Benefit: On the Company’s balance sheet, the Company has a user redemption liability balance that is an accumulation of direct-to-consumer redeemers’ account balances net of estimated breakage. Consumers’ accounts that have no activity for six months are considered inactive and charged a $3.99 per month maintenance fee (i.e., breakage) until the balance is reduced to zero or new activity ensues. Every month, the user redemption liability increases by the amount credited to D2C redeemers for redemptions and is offset by D2C redeemer cash outs, actual inactivity maintenance fees, and estimated breakage. The Company estimates breakage at the time of user redemption and reduces the user redemption liability accordingly. In 2023, the Company made an update to fix a software error to correctly charge maintenance fees to all inactive D2C redeemers on a go-forward basis. This change resulted in a short-term benefit to U.S. GAAP revenue in 2023. For the quarter and year ended December 31, 2023, the breakage benefit to revenue totaled $0.8 million and $13.5 million, respectively. There was no breakage benefit associated with the quarter and year ended December 31, 2024.

Redeemers: A consumer who has redeemed at least one digital offer within the time period specified. If a consumer were to redeem on more than one publisher during that period, they would be counted as multiple redeemers. Year-to-date redeemers are calculated as the average of current year quarter-to-date redeemers.

Redemptions: A verified purchase of an item qualifying for an offer by a client on the IPN.

Redemption Revenue: The Company’s customers promote their products and services to consumers through cash back offers on the IPN. The Company earns a fee per redemption which is recognized in the period in which the redemption occurred. The Company may also charge fees to set up a redemption campaign which are deferred and recognized over the average duration of historical redemption campaigns.

About Ibotta ("I bought a...")

Ibotta (NYSE: IBTA) is a leading performance marketing platform allowing brands to deliver digital promotions to over 200 million consumers through a network of publishers called the Ibotta Performance Network (IPN). The IPN allows marketers to influence what people buy, and where and how often they shop – all while paying only when their campaigns directly result in a sale. American shoppers have earned over $2.3 billion through the IPN since 2012. The largest tech IPO in history to come out of Colorado, Ibotta is headquartered in Denver, and is continually listed as a top place to work by The Denver Post and Inc. Magazine.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements relating to expectations concerning matters that are not historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements by our CEO and founder about our ability to transition our product and go-to-market, and the Company’s financial guidance, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These and other factors are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof, except as required by law.

Ibotta, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three months ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$98,380	$99,674	$367,254	$320,037
Cost of revenue(1)	15,151	12,321	50,121	43,992
Gross profit	83,229	87,353	317,133	276,045
Operating expenses(1):
Sales and marketing(2)	33,306	33,307	139,214	114,756
Research and development	15,819	13,690	63,271	49,996
General and administrative	20,246	13,453	82,739	51,633
Depreciation and amortization	888	646	3,984	3,661
Total operating expenses	70,259	61,096	289,208	220,046
Income from operations	12,970	26,257	27,925	55,999
Interest income (expense), net	4,111	(2,111)	9,414	(6,884)
Loss on debt extinguishment	(56)	—	(9,686)	—
Other expense, net	(25)	(1,812)	(3,157)	(5,064)
Income before benefit from (provision for) income taxes	17,000	22,334	24,496	44,051
Benefit from (provision for) income taxes	59,172	(3,688)	44,246	(5,934)
Net income	$76,172	$18,646	$68,742	$38,117
Net income per share:
Basic	$2.48	$2.04	$2.85	$4.26
Diluted	$2.27	$0.69	$2.56	$1.42
Weighted average common shares outstanding:
Basic	30,721,336	9,128,273	24,124,833	8,948,537
Diluted	33,598,707	26,998,486	26,860,931	26,921,567

(1)Amounts include stock-based compensation expense as follows (in thousands):

	Three months ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cost of revenue	$485	$155	$1,484	$659
Sales and marketing(2)	4,309	4,671	39,086	15,420
Research and development	2,289	514	9,325	2,074
General and administrative	5,796	469	26,321	2,015
Total stock-based compensation expense	$12,879	$5,809	$76,216	$20,168

(2)Stock-based compensation expense included in sales and marketing includes common stock warrant expense of $2.2 million and $4.1 million recognized during the three months ended December 31, 2024 and 2023, respectively, and $29.3 million and $13.2 million recognized during the year ended December 31, 2024 and 2023, respectively.

Ibotta, Inc.
BALANCE SHEETS
(In thousands)

	December 31, 2024	December 31, 2023
Assets
Current Assets:
Cash and cash equivalents	$349,282	$62,591
Restricted cash	408	—
Accounts receivable, net	220,883	226,439
Prepaid expenses and other current assets	11,168	9,314
Total current assets	581,741	298,344
Property and equipment, net	1,951	2,541
Capitalized software development costs, net	16,201	12,844
Equity investment	4,531	4,531
Deferred tax assets, net	73,211	–
Other long-term assets	794	1,530
Total assets	$678,429	$319,790
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,160	$8,937
Due to third-party publishers	93,982	73,155
Deferred revenue	4,964	2,628
User redemption liability	74,006	84,531
Accrued expenses	17,965	24,582
Other current liabilities	6,088	4,317
Total current liabilities	204,165	198,150
Long-term liabilities:
Long-term debt, net	—	64,448
Convertible notes derivative liability	—	25,400
Other long-term liabilities	16,981	3,864
Total liabilities	221,146	291,862
Redeemable convertible preferred stock	—	—
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Class A common stock	—	—
Class B common stock	—	—
Additional paid-in capital	629,050	237,116
Treasury stock	(31,321)	—
Accumulated deficit	(140,446)	(209,188)
Total stockholders' equity	457,283	27,928
Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$678,429	$319,790

Ibotta, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2024	2023
Operating activities
Net income	$68,742	$38,117
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,080	6,664
Impairment of capitalized software development costs	574	169
Stock-based compensation expense	46,924	6,991
Common stock warrant expense	29,292	13,177
Credit loss expense	1,215	828
Loss on extinguishment of debt	9,686	—
Amortization of debt discount and issuance costs	1,055	3,310
Change in fair value of convertible notes derivative liability	3,085	5,000
Other	28	62
Changes in assets and liabilities:
Accounts receivable	4,397	(105,709)
Other current and long-term assets	(78,262)	1,180
Accounts payable	(911)	1,818
Due to third-party publishers	20,827	60,724
Accrued expenses	(6,360)	5,196
Deferred revenue	2,336	(423)
User redemption liability	(10,525)	(13,881)
Other current and long-term liabilities	15,734	(507)
Net cash provided by operating activities	115,917	22,716
Investing activities
Additions to property and equipment	(871)	(548)
Additions to capitalized software development costs	(9,330)	(7,680)
Maturities of short-term investments	—	27,900
Net cash (used in) provided by investing activities	(10,201)	19,672
Financing activities
Proceeds from exercise of stock options	13,478	3,049
Debt issuance costs	(808)	(12)
Proceeds from initial public offering, net	206,692	—
Purchase of treasury stock	(31,321)	—
Taxes paid related to net share settlement of equity awards	(3,319)	—
Deferred offering costs	(6,037)	(652)
Proceeds from employee stock purchase plan	2,788	—
Other financing activities	(90)	—
Net cash provided by financing activities	181,383	2,385
Net change in cash, cash equivalents, and restricted cash	287,099	44,773
Cash, cash equivalents, and restricted cash, beginning of period	62,591	17,818
Cash, cash equivalents, and restricted cash, end of period	$349,690	$62,591

The following table disaggregates the Company’s direct-to-consumer and third-party publishers revenue by redemption and ad & other revenue:

Supplemental Revenue Detail

	Three months ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
	(in thousands, except percentages)
Direct-to-consumer revenue
Redemption revenue	$30,132	$40,266	(25)%	$128,558	$163,687	(21)%
Ad & other revenue	15,981	21,769	(27)%	58,430	76,151	(23)%
Total direct-to-consumer revenue	46,113	62,035	(26)%	186,988	239,838	(22)%
Third-party publishers revenue
Redemption revenue	52,267	37,639	39%	180,266	80,199	125%
Ad & other revenue	—	—	—%	—	—	—%
Total third-party publishers revenue	52,267	37,639	39%	180,266	80,199	125%
Total
Redemption revenue	82,399	77,905	6%	308,824	243,886	27%
Ad & other revenue	15,981	21,769	(27)%	58,430	76,151	(23)%
Total revenue	$98,380	$99,674	(1)%	$367,254	$320,037	15%

Non-GAAP Financial Metrics
(In thousands, except shares, per share amounts, and percentages)
The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release:

Reconciliation of Adjusted EBITDA

	Three months ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$76,172	$18,646	$68,742	$38,117
Add (deduct):
Interest (income) expense, net	(4,111)	2,111	(9,414)	6,884
Depreciation and amortization	1,920	914	8,080	6,664
Stock-based compensation	12,879	5,809	76,216	20,168
Change in fair value of derivative	—	1,800	3,085	5,000
Loss on debt extinguishment	56	—	9,686	—
Provision for (benefit from) income taxes	(59,172)	3,688	(44,246)	5,934
Other expense, net	24	13	71	65
Adjusted EBITDA	$27,768	$32,981	$112,220	$82,832
Revenue	$98,380	$99,674	$367,254	$320,037
Net income as a percent of revenue	77%	19%	19%	12%
Adjusted EBITDA margin	28%	33%	31%	26%

Reconciliation of Adjusted Net Income

	Three months ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$76,172	$18,646	$68,742	$38,117
Stock-based compensation	12,879	5,809	76,216	20,168
Loss on debt extinguishment	56	—	9,686	—
Change in fair value of derivative	—	1,800	3,085	5,000
Adjustment for income taxes	(66,735)	352	(68,691)	(98)
Adjusted net income	$22,372	$26,607	$89,038	$63,187
Revenue	$98,380	$99,674	$367,254	$320,037
Adjusted net income as a percent of revenue	23%	27%	24%	20%

Weighted average common shares outstanding, diluted	33,598,707	26,998,486	26,860,931	26,921,567
Net income per share, diluted	$2.27	$0.69	$2.56	$1.42

Adjusted weighted average common shares outstanding, diluted	33,598,707	26,998,486	26,860,931	26,921,567
Adjusted net income per share, diluted	$0.67	$0.99	$3.31	$2.35

Non-GAAP Financial Metrics
(In thousands, except shares, per share amounts, and percentages)
Reconciliation of Non-GAAP Revenue

	Three months ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$98,380	$99,674	$367,254	$320,037
Breakage benefit	—	(847)	—	(13,537)
Non-GAAP revenue	$98,380	$98,827	$367,254	$306,500

Reconciliation of Non-GAAP Redemption Revenue

	Three months ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Redemption revenue	$82,399	$77,905	$308,824	$243,886
Breakage benefit	—	(847)	—	(13,537)
Non-GAAP redemption revenue	$82,399	$77,058	$308,824	$230,349

Reconciliation of Free Cash Flow

	Three months ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$21,987	$23,668	$115,917	$22,716
Additions to property and equipment	(216)	(176)	(871)	(548)
Additions to capitalized software development costs	(2,329)	(1,809)	(9,330)	(7,680)
Free cash flow	$19,442	$21,683	$105,716	$14,488

Contact

Corporate Communications
Hilary O’Byrne, hilary.obyrne@ibotta.com

Investor Relations
Shalin Patel, shalin.patel@ibotta.com